EXHIBIT 99.1

Lakeland Bancorp Announces Third Quarter Results and Share Repurchase Program

OAK RIDGE, N.J., Oct. 24, 2019 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $18.9 million and earnings per diluted share ("EPS") of $0.37 for the three months ended September 30, 2019 compared to net income of $16.8 million and diluted EPS of $0.35 for the third quarter of 2018. For the third quarter of 2019, annualized return on average assets was 1.17%, annualized return on average common equity was 10.61% and annualized return on average tangible common equity was 13.74%.

For the nine months ended September 30, 2019, the Company reported net income of $52.0 million, a 9% increase compared to $47.9 million for the same period in 2018. For the nine months ended 2019, the Company reported diluted EPS of $1.02, compared to diluted EPS of $0.99 for the first nine months of 2018. Excluding merger-related expenses pertaining to the Company’s January 2019 acquisition of Highlands Bancorp, Inc. ("Highlands") of $2.4 million, tax-effected, net income for the nine months ended September 30, 2019 was $54.3 million, or $1.06 per diluted share. For the first nine months of 2019, annualized return on average assets was 1.11%, annualized return on average common equity was 10.07%, and annualized return on average tangible common equity was 13.11%. Excluding merger-related expenses these ratios were 1.16%, 10.53% and 13.70%, respectively.

Thomas Shara, Lakeland Bancorp’s President and CEO commented, "We are pleased once again to report record quarterly earnings in spite of a volatile interest rate environment. Earlier today, the Company announced a new share repurchase program of 5% of the Company's outstanding common stock. The share repurchase program allows us the flexibility to utilize another effective capital management tool."

Net Interest Margin and Net Interest Income

Net interest margin for the third quarter of 2019 of 3.25% decreased seven basis points from the third quarter of 2018 and decreased fourteen basis points from the second quarter of 2019. The decrease in net interest margin compared to the third quarter of 2018 was due primarily to an increase in the cost of interest bearing liabilities, while the decrease compared to the second quarter of 2019 was due primarily to a decrease in the yield on earning assets. Net interest margin for the first nine months of 2019 of 3.35% compared to 3.38% for the same period in 2018.

The yield on interest-earning assets for the third quarter of 2019 was 4.32% compared to 4.14% for the third quarter of 2018 and 4.46% for the second quarter of 2019. The yield on interest-earning assets for the first nine months of 2019 was 4.41% compared to 4.09% during the same period in 2018. The current quarter and year-to-date increase in yield on interest-earning assets, when compared to the prior year periods, was a result of originating higher yielding loans, additional accretion income on loans resulting from the Highlands acquisition and higher investment securities yields. The decrease in yield on interest-earning assets compared to the second quarter of 2019 was due primarily to a reduction in yield on loans due to decreases in prime rate in the third quarter, as well as an increase in lower yielding average interest-earning cash.

The cost of interest-bearing liabilities for the third quarter of 2019 was 1.41% compared to 1.08% for the third quarter of 2018 and 1.42% for the second quarter of 2019. The cost of interest-bearing liabilities for the first nine months of 2019 was 1.39% compared to 0.94% during the same period in 2018. The cost of interest-bearing transaction accounts, time deposits and borrowings have increased since 2018 largely driven by competitive pressures and higher market interest rates.

Net interest income increased to $48.7 million for the third quarter of 2019 compared to $43.6 million for the third quarter of 2018, due primarily to the growth of interest-earning assets and increases in loan yields, partially offset by an increase in average interest-bearing liabilities and higher interest rates on interest-bearing liabilities. Net interest income for the first nine months of 2019 was $146.5 million, as compared to $129.4 million for the same period in 2018.

Noninterest Income

Noninterest income increased $1.1 million to $6.7 million for the third quarter of 2019 from $5.6 million for the third quarter of 2018. Service charges on deposit accounts increased $237,000 compared to the third quarter of 2018 due primarily to deposit growth. Commissions and fees increased $131,000 compared to the third quarter of 2018 due primarily to an increase in investment services income, while gains on equity securities of $72,000 compared favorably to losses of $439,000 recorded during the third quarter of 2018. Income on bank owned life insurance decreased $436,000 due primarily to a death benefit received during the third quarter of 2018. Other income increased $616,000 compared to the third quarter of 2018 due primarily to gains resulting from payoffs of purchased credit impaired loans and an increase in swap income during the third quarter of 2019, partially offset by $315,000 in branch write-downs.

For the first nine months of 2019, noninterest income totaled $18.8 million compared to $16.7 million for the same period in 2018 as the Company recorded a $525,000 gain on equity securities in the first nine months of 2019 compared to losses of $384,000 during the same period in 2018. In addition, commissions and fees increased $586,000 compared to the first nine months of 2018 due primarily to an increase in investment services income, while service charges on deposit accounts increased $409,000 due primarily to deposit growth. Other income increased $464,000 compared to the first nine months of 2018 due primarily to the same reasons discussed above in the quarterly comparison.

Noninterest Expense

Noninterest expense totaled $29.6 million for the third quarter of 2019 and increased $1.8 million compared to the third quarter of 2018 due primarily to salary and employee benefit expense which increased $1.7 million as a result of staff additions from the Highlands merger, normal merit increases and higher benefit costs. Additionally, net occupancy expense increased $451,000 compared to the third quarter of 2018 due primarily to the acceleration of rental expense on a leased branch slated to close totaling $295,000. In the third quarter of 2019, $420,000 in previously recorded FDIC expense was reversed due to assessment credits from the FDIC and no third quarter 2019 accrual was made, resulting from the insurance fund reserve ratio exceeding the required level. The FDIC expense reversal resulted in a favorable variance of $820,000 compared to the same period in 2018.

For the first nine months of 2019, noninterest expense totaled $95.2 million compared to $82.5 million for the same period in 2018. Excluding merger-related expenses of $3.2 million, noninterest expense increased $9.6 million compared to the first nine months of 2018 primarily as a result of additional salary and benefit expenses , as well as Highlands expenses from the merger date in January 2019 through the system conversion date in April and increased data processing expenses. Net occupancy increased $693,000 during the first nine months of 2019 compared to the same period in 2018 due primarily to the addition of Highlands branches as well as the acceleration of rental expense mentioned above. FDIC insurance expense decreased $794,000 compared to the first nine months of 2018 due to the credits discussed above.

Income Tax Expense

The effective tax rate for the third quarter of 2019 was 25.3% compared to 17.9% for the third quarter of 2018, as a result of a technical bulletin issued by the New Jersey Division of Taxation during the second quarter 2019, which resulted in increasing our estimated effective tax rate for 2019 to 24.7%.

Financial Condition

At September 30, 2019, total assets were $6.49 billion, an increase of $686.4 million, including $496.5 million from the Highlands acquisition compared to December 31, 2018. For the nine months ended September 30, 2019, total loans grew $466.7 million, including $425.0 million from Highlands, to $4.92 billion and investment securities increased $83.6 million, including $24.5 million from Highlands, to $905.1 million. On the funding side, total deposits increased $589.9 million, including $409.6 million from Highlands, to $5.21 billion, while borrowings decreased $36.7 million to $483.4 million. At September 30, 2019, total loans as a percent of total deposits was 94.5%.

Asset Quality

At September 30, 2019, non-performing assets increased to $16.9 million, 0.26% of total assets, compared to $13.0 million, 0.22% of total assets, at December 31, 2018. Non-accrual loans as a percent of total loans increased to 0.32% at September 30, 2019 compared to 0.27% at December 31, 2018. The allowance for loan losses increased to $38.7 million, 0.78% of total loans, at September 30, 2019, compared to $37.7 million, 0.84% of total loans, at December 31, 2018. The Company's allowance for loan losses excluding acquired loans would be 0.91%. In the third quarter of 2019, the Company had net charge-offs of $543,000, or 0.04%, of average loans, annualized, compared to $357,000, or 0.03%, for the same period in 2018. Provision for loan losses for the third quarter of 2019 was $536,000 compared to provision for loan losses of $1.0 million in the third quarter of 2018.

Capital

At September 30, 2019, stockholders' equity was $713.2 million compared to $623.7 million at December 31, 2018, a 14% increase. Lakeland Bank remains above FDIC “well capitalized” standards, with a Tier 1 leverage ratio of 9.34% at September 30, 2019. The book value per common share and tangible book value per common share increased 10% and 11% to $14.13 and $10.94, respectively, compared to $12.79 and $9.88 at September 30, 2018. On October 22, 2019, the Company declared a quarterly cash dividend of $0.125 per share to be paid on November 15, 2019, to shareholders of record as of November 4, 2019.

Under the Share Repurchase Program announced today, the Company may repurchase up to 2,524,458 shares of its common stock, or approximately 5% of its outstanding shares of common stock at September 30, 2019. Repurchases may be made from time to time through a combination of open market and privately negotiated repurchases. The specific timing, price and quantity of repurchases will be at the discretion of the Company and will depend on a variety of factors, including general market conditions, the trading price of the common stock, legal and contractual requirements and the Company's financial performance. The repurchase program does not obligate the Company to repurchase any shares.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company’s markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation and regulation affecting the financial services industry, government intervention in the U.S. financial system, changes in federal and state tax laws, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company’s lending and leasing activities, successful implementation, deployment and upgrades of new and existing technology, systems, services and products, customers’ acceptance of the Company’s products and services, competition and failure to realize anticipated efficiencies and synergies from the merger of Highlands Bancorp, Inc. into Lakeland Bancorp and the merger of Highlands State Bank into Lakeland Bank. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results. Specifically, the Company provides measures based on what it believes are its operating earnings on a consistent basis, and excludes material non-routine operating items which affect the GAAP reporting of results of operations. The Company’s management believes that providing this information to analysts and investors allows them to better understand and evaluate the Company’s core financial results for the periods in question.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

The Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, provision for unfunded lending commitments and, where applicable, long-term debt prepayment fees and merger-related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities and gain on debt extinguishment, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying non-GAAP tables.

About Lakeland

Lakeland Bancorp, Inc. (NASDAQ:LBAI) has approximately $6.49 billion in total assets. Lakeland Bank, a wholly-owned subsidiary of Lakeland Bancorp, Inc., operates 53 branch offices throughout Bergen, Essex, Morris, Ocean, Passaic, Somerset, Sussex, and Union counties in New Jersey including one branch in Highland Mills, New York; five New Jersey regional commercial lending centers in Bernardsville, Jackson, Montville, Teaneck and Waldwick; and one New York commercial lending center to serve the Hudson Valley region. Lakeland also has a commercial loan production office serving Middlesex and Monmouth counties in New Jersey. Lakeland Bank offers an extensive suite of financial products and services for businesses and consumers. Visit LakelandBank.com for more information.

Thomas J. Shara
President & CEO

Thomas F. Splaine
EVP & CFO
973-697-2000

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share amounts)	2019	2018	2019	2018
INCOME STATEMENT
Net interest income	$48,682	$43,624	$146,486	$129,353
Provision for loan losses	(536)	(1,046)	(1,044)	(3,822)
Gains on sales of loans	486	484	1,285	1,030
Gain on equity securities	72	(439)	525	(384)
Other noninterest income	6,142	5,594	17,002	16,036
Merger-related expenses	—	—	(3,178)	—
Other noninterest expense	(29,563)	(27,793)	(92,055)	(82,504)
Pretax income	25,283	20,424	69,021	59,709
Provision for income taxes	(6,409)	(3,666)	(17,064)	(11,858)
Net income	$18,874	$16,758	$51,957	$47,851

Basic earnings per common share	$0.37	$0.35	$1.02	$1.00
Diluted earnings per common share	$0.37	$0.35	$1.02	$0.99
Dividends paid per common share	$0.125	$0.115	$0.365	$0.330
Weighted average shares - basic	50,553	47,605	50,447	47,570
Weighted average shares - diluted	50,694	47,788	50,595	47,764

SELECTED OPERATING RATIOS
Annualized return on average assets	1.17%	1.19%	1.11%	1.17%
Annualized return on average common equity	10.61%	11.02%	10.07%	10.78%
Annualized return on average tangible common equity (1)	13.74%	14.31%	13.11%	14.06%
Annualized yield on interest-earning assets	4.32%	4.14%	4.41%	4.09%
Annualized cost of interest-bearing liabilities	1.41%	1.08%	1.39%	0.94%
Annualized net interest spread	2.91%	3.06%	3.02%	3.15%
Annualized net interest margin	3.25%	3.32%	3.35%	3.38%
Efficiency ratio (1)	52.77%	56.00%	55.05%	56.05%
Stockholders' equity to total assets			10.99%	10.80%
Book value per common share			$14.13	$12.79
Tangible book value per common share (1)			$10.94	$9.88
Tangible common equity to tangible assets (1)			8.72%	8.55%

ASSET QUALITY RATIOS			September 30, 2019	September 30, 2018
Ratio of allowance for loan losses to total loans			0.78%	0.86%
Non-performing loans to total loans			0.32%	0.26%
Non-performing assets to total assets			0.26%	0.25%
Annualized net charge-offs (recoveries) to average loans			—%	0.06%

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

(Dollars in thousands)			September 30, 2019	September 30, 2018
SELECTED BALANCE SHEET DATA AT PERIOD-END
Loans			$4,923,414	$4,332,238
Allowance for loan losses			38,655	37,293
Investment securities			905,078	801,315
Total assets			6,492,474	5,627,057
Total deposits			5,210,619	4,642,443
Short-term borrowings			199,326	47,398
Other borrowings			284,029	289,635
Stockholders' equity			713,204	607,555

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
SELECTED AVERAGE BALANCE SHEET DATA
Loans	$4,937,488	$4,296,244	$4,908,952	$4,246,338
Investment securities	869,734	811,217	860,840	814,508
Interest-earning assets	5,947,645	5,221,612	5,852,919	5,126,677
Total assets	6,379,675	5,570,286	6,273,860	5,473,001
Noninterest-bearing demand deposits	1,100,413	999,217	1,080,235	978,020
Savings deposits	494,377	491,095	503,260	491,810
Interest-bearing transaction accounts	2,678,424	2,319,863	2,599,004	2,252,112
Time deposits	964,159	789,691	938,751	781,230
Total deposits	5,237,373	4,599,866	5,121,250	4,503,172
Short-term borrowings	74,042	36,702	104,450	54,981
Other borrowings	287,839	291,477	292,447	286,138
Total interest-bearing liabilities	4,498,841	3,928,828	4,437,912	3,866,271
Stockholders' equity	705,726	603,059	689,538	593,453

Lakeland Bancorp, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share amounts)	2019	2018	2019	2018

INTEREST INCOME
Loans and net deferred fees and costs	$58,563	$49,181	$175,324	$142,384
Federal funds sold and interest-bearing deposits with banks	695	533	1,297	844
Taxable investment securities and other	5,007	4,141	14,865	12,160
Tax exempt investment securities	361	427	1,165	1,299
TOTAL INTEREST INCOME	64,626	54,282	192,651	156,687
INTEREST EXPENSE
Deposits	13,267	8,429	37,526	20,685
Federal funds purchased and securities sold under agreements to repurchase	231	42	1,333	409
Other borrowings	2,446	2,187	7,306	6,240
TOTAL INTEREST EXPENSE	15,944	10,658	46,165	27,334
NET INTEREST INCOME	48,682	43,624	146,486	129,353
Provision for loan losses	536	1,046	1,044	3,822
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	48,146	42,578	145,442	125,531
NONINTEREST INCOME
Service charges on deposit accounts	2,851	2,614	8,179	7,770
Commissions and fees	1,545	1,414	4,682	4,096
Income on bank owned life insurance	691	1,127	2,064	2,557
Gain on equity securities	72	(439)	525	(384)
Gains on sales of loans	486	484	1,285	1,030
Other income	1,055	439	2,077	1,613
TOTAL NONINTEREST INCOME	6,700	5,639	18,812	16,682
NONINTEREST EXPENSE
Salaries and employee benefit expense	19,062	17,352	57,672	50,921
Net occupancy expense	2,767	2,316	8,350	7,657
Furniture and equipment expense	2,084	2,070	6,365	6,287
FDIC insurance expense	(420)	400	431	1,225
Stationary, supplies and postage expense	366	371	1,214	1,230
Marketing expense	423	343	1,430	1,160
Data processing expense	1,248	1,083	3,800	2,525
Telecommunications expense	480	438	1,451	1,321
ATM and debit card expense	588	556	1,773	1,624
Core deposit intangible amortization	288	142	893	452
Other real estate owned and other repossessed assets expense	29	45	223	112
Merger-related expenses	—	—	3,178	—
Other expenses	2,648	2,677	8,453	7,990
TOTAL NONINTEREST EXPENSE	29,563	27,793	95,233	82,504
INCOME BEFORE PROVISION FOR INCOME TAXES	25,283	20,424	69,021	59,709
Provision for income taxes	6,409	3,666	17,064	11,858
NET INCOME	$18,874	$16,758	$51,957	$47,851
EARNINGS PER COMMON SHARE:
Basic	$0.37	$0.35	$1.02	$1.00
Diluted	$0.37	$0.35	$1.02	$0.99
DIVIDENDS PAID PER COMMON SHARE	$0.125	$0.115	$0.365	$0.330

Lakeland Bancorp, Inc.
Consolidated Balance Sheets

(Dollars in thousands)	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Cash	$249,553	$205,199
Interest-bearing deposits due from banks	32,405	3,400
Total cash and cash equivalents	281,958	208,599
Investment securities available for sale, at fair value	720,405	638,618
Equity securities, at fair value	15,552	15,921
Investment securities held to maturity; fair value of $152,495 at September 30, 2019 and $150,932 at December 31, 2018	151,115	153,646
Federal Home Loan Bank and other membership stocks, at cost	18,006	13,301
Loans held for sale	3,077	1,113
Loans, net of deferred fees	4,923,414	4,456,733
Allowance for loan losses	(38,655)	(37,688)
Net loans and leases	4,884,759	4,419,045
Premises and equipment, net	47,372	49,175
Operating lease right-of-use assets	17,953	—
Accrued interest receivable	16,573	16,114
Goodwill	156,277	136,433
Other identifiable intangible assets	4,602	1,768
Bank owned life insurance	111,717	110,052
Other assets	63,108	42,308
TOTAL ASSETS	$6,492,474	$5,806,093

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$1,101,083	$950,218
Savings and interest-bearing transaction accounts	3,196,323	2,913,414
Time deposits $250 thousand and under	682,677	589,737
Time deposits over $250 thousand	230,536	167,301
Total deposits	5,210,619	4,620,670
Federal funds purchased and securities sold under agreements to repurchase	199,326	233,905
Other borrowings	165,818	181,118
Subordinated debentures	118,211	105,027
Operating lease liabilities	19,509	—
Other liabilities	65,787	41,634
TOTAL LIABILITIES	5,779,270	5,182,354

STOCKHOLDERS' EQUITY
Common stock, no par value; authorized 100,000,000 shares at September 30, 2019 and at December 31, 2018; issued shares 50,489,161 at September 30, 2019 and 47,486,250 shares at December 31, 2018	559,595	514,703
Retained earnings	150,399	116,874
Accumulated other comprehensive income (loss)	3,210	(7,838)
TOTAL STOCKHOLDERS' EQUITY	713,204	623,739
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,492,474	$5,806,093

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2019	2019	2019	2018	2018

INCOME STATEMENT
Net interest income	$48,682	$49,198	$48,606	$44,206	$43,624
Provision for loan losses	(536)	—	(508)	(591)	(1,046)
Gains on sales of loans	486	428	371	299	484
Gain (loss) on equity securities	72	100	353	(199)	(439)
Other noninterest income	6,142	5,861	4,999	5,528	5,594
Merger-related expenses	—	(318)	(2,860)	(464)	—
Other noninterest expense	(29,563)	(31,368)	(31,124)	(28,199)	(27,793)
Pretax income	25,283	23,901	19,837	20,580	20,424
Provision for income taxes	(6,409)	(6,444)	(4,211)	(5,030)	(3,666)
Net income	$18,874	$17,457	$15,626	$15,550	$16,758

Basic earnings per common share	$0.37	$0.34	$0.31	$0.32	$0.35
Diluted earnings per common share	$0.37	$0.34	$0.31	$0.32	$0.35
Dividends paid per common share	$0.125	$0.125	$0.115	$0.115	$0.115
Dividends paid	$6,362	$6,357	$5,838	$5,510	$5,510
Weighted average shares - basic	50,553	50,509	50,275	47,605	47,605
Weighted average shares - diluted	50,694	50,649	50,442	47,780	47,788

SELECTED OPERATING RATIOS
Annualized return on average assets	1.17%	1.12%	1.02%	1.08%	1.19%
Annualized return on average common equity	10.61%	10.16%	9.41%	10.05%	11.02%
Annualized return on average tangible common equity (1)	13.74%	13.21%	12.32%	12.98%	14.31%
Annualized net interest margin	3.25%	3.39%	3.42%	3.29%	3.32%
Efficiency ratio (1)	52.77%	55.78%	56.62%	56.18%	56.00%
Common stockholders' equity to total assets	10.99%	10.90%	10.70%	10.74%	10.80%
Tangible common equity to tangible assets (1)	8.72%	8.61%	8.41%	8.57%	8.55%
Tier 1 risk-based ratio	11.24%	11.11%	10.98%	11.27%	11.21%
Total risk-based ratio	13.70%	13.60%	13.48%	13.71%	13.69%
Tier 1 leverage ratio	9.34%	9.30%	9.23%	9.39%	9.42%
Common equity tier 1 capital ratio	10.66%	10.52%	10.38%	10.62%	10.56%
Book value per common share	$14.13	$13.85	$13.51	$13.14	$12.79
Tangible book value per common share (1)	$10.94	$10.66	$10.35	$10.22	$9.88

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2019	2019	2019	2018	2018

SELECTED BALANCE SHEET DATA AT PERIOD-END
Loans	$4,925,998	$4,925,300	$4,924,671	$4,460,447	$4,332,238
Allowance for loan losses	38,655	38,662	37,979	37,688	37,293
Investment securities	905,078	863,474	850,729	821,486	801,315
Total assets	6,492,474	6,407,195	6,365,063	5,806,093	5,627,057
Total deposits	5,210,619	5,082,598	5,064,584	4,620,670	4,642,443
Short-term borrowings	199,326	258,703	261,266	233,905	47,398
Other borrowings	284,029	294,022	293,976	286,145	289,635
Stockholders' equity	713,204	698,463	681,343	623,739	607,555

LOANS
Commercial, real estate	$3,749,413	$3,737,447	$3,769,545	$3,377,324	$3,281,946
Commercial, industrial and other	391,486	407,776	389,230	336,735	334,241
Equipment financing	104,689	99,351	90,791	87,925	82,881
Residential mortgages	337,482	336,810	335,290	329,854	315,135
Consumer and home equity	342,928	343,916	339,815	328,609	318,035
Total loans	$4,925,998	$4,925,300	$4,924,671	$4,460,447	$4,332,238

DEPOSITS
Noninterest-bearing	$1,101,083	$1,089,474	$1,071,890	$950,218	$996,296
Savings and interest-bearing transaction accounts	3,196,323	3,007,784	3,046,322	2,913,414	2,855,318
Time deposits	913,213	985,340	946,372	757,038	790,829
Total deposits	$5,210,619	$5,082,598	$5,064,584	$4,620,670	$4,642,443

Total loans to total deposits ratio	94.5%	96.9%	97.2%	96.5%	93.3%

SELECTED AVERAGE BALANCE SHEET DATA
Loans	$4,937,488	$4,917,109	$4,871,534	$4,393,382	$4,296,244
Investment securities	869,734	854,608	858,046	823,193	811,217
Interest-earning assets	5,947,645	5,836,333	5,772,853	5,346,934	5,221,612
Total assets	6,379,675	6,256,523	6,183,224	5,694,827	5,570,286
Noninterest-bearing demand deposits	1,100,413	1,083,745	1,056,060	1,003,508	999,217
Savings deposits	494,377	502,340	513,270	483,606	491,095
Interest-bearing transaction accounts	2,678,424	2,562,365	2,554,865	2,446,325	2,319,863
Time deposits	964,159	961,212	890,070	769,129	789,691
Total deposits	5,237,373	5,109,662	5,014,265	4,702,568	4,599,866
Short-term borrowings	74,042	110,941	128,972	50,196	36,702
Other borrowings	287,839	283,177	306,529	288,126	291,477
Total interest-bearing liabilities	4,498,841	4,420,035	4,393,706	4,037,382	3,928,828
Stockholders' equity	705,726	689,324	673,205	613,583	603,059

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2019	2019	2019	2018	2018

AVERAGE ANNUALIZED YIELDS (TAXABLE EQUIVALENT BASIS)
ASSETS
Loans	4.71%	4.82%	4.80%	4.58%	4.54%
Taxable investment securities and other	2.50%	2.55%	2.49%	2.44%	2.26%
Tax-exempt securities	2.70%	2.74%	2.74%	2.74%	2.71%
Federal funds sold and interest-bearing cash accounts	1.98%	2.15%	2.35%	2.19%	1.87%
Total interest-earning assets	4.32%	4.46%	4.44%	4.20%	4.14%

LIABILITIES
Savings accounts	0.06%	0.06%	0.07%	0.06%	0.06%
Interest-bearing transaction accounts	1.24%	1.25%	1.18%	1.04%	0.89%
Time deposits	2.00%	1.96%	1.79%	1.79%	1.61%
Borrowings	2.89%	2.90%	2.82%	2.65%	2.66%
Total interest-bearing liabilities	1.41%	1.42%	1.34%	1.21%	1.08%
Net interest spread (taxable equivalent basis)	2.91%	3.04%	3.10%	2.99%	3.06%

Annualized net interest margin (taxable equivalent basis)	3.25%	3.39%	3.42%	3.29%	3.32%
Annualized cost of deposits	1.00%	1.00%	0.93%	0.84%	0.73%

ASSET QUALITY DATA
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$38,662	$37,979	$37,688	$37,293	$36,604
Provision for loan losses	536	—	508	591	1,046
Charge-offs	(809)	(413)	(516)	(381)	(753)
Recoveries	266	1,096	299	185	396
Balance at end of period	$38,655	$38,662	$37,979	$37,688	$37,293

NET LOAN CHARGE-OFFS (RECOVERIES)
Commercial, real estate	$203	$(85)	$67	$132	$(115)
Commercial, industrial and other	393	(909)	50	(44)	(26)
Equipment financing	—	293	85	28	366
Residential mortgages	(55)	(2)	41	(2)	36
Consumer and home equity	2	20	(26)	82	96
Net charge-offs (recoveries)	$543	$(683)	$217	$196	$357

NON-PERFORMING ASSETS
Commercial, real estate	$9,164	$10,205	$9,817	$7,192	$5,737
Commercial, industrial and other	795	662	2,202	1,019	1,189
Equipment financing	271	136	383	501	441
Residential mortgages	3,250	1,548	1,740	1,986	2,347
Consumer and home equity	2,437	1,873	1,581	1,432	1,410
Total non-accrual loans	15,917	14,424	15,723	12,130	11,124
Property acquired through foreclosure or repossession	944	532	715	830	2,754
Total non-performing assets	$16,861	$14,956	$16,438	$12,960	$13,878

Loans past due 90 days or more and still accruing	$—	$—	$78	$—	$16
Loans restructured and still accruing	$5,029	$5,139	$6,352	$9,293	$9,030

Ratio of allowance for loan losses to total loans	0.78%	0.78%	0.77%	0.84%	0.86%
Total non-accrual loans to total loans	0.32%	0.29%	0.32%	0.27%	0.26%
Total non-performing assets to total assets	0.26%	0.23%	0.26%	0.22%	0.25%
Annualized net charge-offs (recoveries) to average loans	0.04%	(0.06)%	0.02%	0.02%	0.03%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)

	At or for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except ratios and per share amounts)	2019	2019	2019	2018	2018

CALCULATION OF TANGIBLE BOOK VALUE PER COMMON SHARE
Total common stockholders' equity at end of period - GAAP	$713,204	$698,463	$681,343	$623,739	$607,555
Less: Goodwill	156,277	155,830	154,153	136,433	136,433
Less: Other identifiable intangible assets	4,602	4,891	5,192	1,768	1,910
Total tangible common stockholders' equity at end of period - Non-GAAP	$552,325	$537,742	$521,998	$485,538	$469,212

Shares outstanding at end of period	50,489	50,441	50,436	47,486	47,485

Book value per share - GAAP	$14.13	$13.85	$13.51	$13.14	$12.79

Tangible book value per share - Non-GAAP	$10.94	$10.66	$10.35	$10.22	$9.88

CALCULATION OF TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Total tangible common stockholders' equity at end of period - Non-GAAP	$552,325	$537,742	$521,998	$485,538	$469,212

Total assets at end of period - GAAP	$6,492,474	$6,407,195	$6,365,063	$5,806,093	$5,627,057
Less: Goodwill	156,277	155,830	154,153	136,433	136,433
Less: Other identifiable intangible assets	4,602	4,891	5,192	1,768	1,910
Total tangible assets at end of period - Non-GAAP	$6,331,595	$6,246,474	$6,205,718	$5,667,892	$5,488,714

Common equity to assets - GAAP	10.99%	10.90%	10.70%	10.74%	10.80%

Tangible common equity to tangible assets - Non-GAAP	8.72%	8.61%	8.41%	8.57%	8.55%

CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income - GAAP	$18,874	$17,457	$15,626	$15,550	$16,758

Total average common stockholders' equity - GAAP	$705,726	$689,324	$673,205	$613,583	$603,059
Less: Average goodwill	155,835	154,171	153,562	136,433	136,433
Less: Average other identifiable intangible assets	4,761	5,058	5,254	1,844	1,982
Total average tangible common stockholders' equity - Non-GAAP	$545,130	$530,095	$514,389	$475,306	$464,644

Return on average common stockholders' equity - GAAP	10.61%	10.16%	9.41%	10.05%	11.02%

Return on average tangible common stockholders' equity - Non-GAAP	13.74%	13.21%	12.32%	12.98%	14.31%

CALCULATION OF EFFICIENCY RATIO
Total noninterest expense	$29,563	$31,686	$33,984	$28,663	$27,793
Amortization of core deposit intangibles	(288)	(301)	(304)	(142)	(142)
Merger-related expenses	—	(318)	(2,860)	(464)	—
Noninterest expense, as adjusted	$29,275	$31,067	$30,820	$28,057	$27,651

Net interest income	$48,682	$49,198	$48,606	$44,206	$43,624
Total noninterest income	6,700	6,389	5,723	5,628	5,639
Total revenue	55,382	55,587	54,329	49,834	49,263
Tax-equivalent adjustment on municipal securities	97	105	108	109	113
Total revenue, as adjusted	$55,479	$55,692	$54,437	$49,943	$49,376
Efficiency ratio - Non-GAAP	52.77%	55.78%	56.62%	56.18%	56.00%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)
	For the Nine Months Ended September 30,
(Dollars in thousands)	2019	2018

CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income - GAAP	$51,957	$47,851

Total average common stockholders' equity - GAAP	$689,538	$593,453
Less: Average goodwill	$154,531	$136,433
Less: Average other identifiable intangible assets	$5,022	$2,138
Total average tangible common stockholders' equity - Non-GAAP	$529,985	$454,882

Return on average common stockholders' equity - GAAP	10.07%	10.78%

Return on average tangible common stockholders' equity - Non-GAAP	13.11%	14.06%

CALCULATION OF EFFICIENCY RATIO
Total noninterest expense	$95,233	$82,504
Amortization of core deposit intangibles	$(893)	$(452)
Merger-related expenses	$(3,178)	$—
Noninterest expense, as adjusted	$91,162	$82,052

Net interest income	$146,486	$129,353
Noninterest income	$18,812	$16,682
Total revenue	$165,298	$146,035
Tax-equivalent adjustment on municipal securities	$310	$345
Total revenue, as adjusted	$165,608	$146,380
Efficiency ratio - Non-GAAP	55.05%	56.05%

Lakeland Bancorp, Inc.
Supplemental Information - Reconciliation of Net Income
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollars in thousands, except per share amounts)	2019	2018	2019	2018

Net income - GAAP	$18,874	$16,758	$51,957	$47,851

NON-ROUTINE TRANSACTIONS, NET OF TAX
Tax deductible merger-related expenses	—	—	1,878	—
Non-tax deductible merger-related expenses	—	—	491	—
Net effect of non-routine transactions	—	—	2,369	—

Net income available to common shareholders excluding non-routine transactions	$18,874	$16,758	$54,326	$47,851
Less: Earnings allocated to participating securities	156	153	443	440
Net Income, excluding non-routine transactions	$18,713	$16,605	$53,877	$47,411

Weighted average shares - Basic	50,553	47,605	50,447	$47,570
Weighted average shares - Diluted	50,694	47,788	50,595	$47,764

Basic earnings per share - GAAP	$0.37	$0.35	$1.02	$1.00
Diluted earnings per share - GAAP	$0.37	$0.35	$1.02	$0.99

Basic earnings per share, adjusted for non-routine transactions	$0.37	$0.35	$1.07	$1.00
Diluted earnings per share, adjusted for non-routine transactions (Core EPS)	$0.37	$0.35	$1.06	$0.99

Return on average assets - GAAP	1.17%	1.19%	1.11%	1.17%
Return on average assets, adjusted for non-routine transactions	1.17%	1.19%	1.16%	1.17%

Return on average common stockholders' equity - GAAP	10.61%	11.02%	10.07%	10.78%
Return on average common stockholders' equity, adjusted for non-routine transactions	10.61%	11.02%	10.53%	10.78%

Return on average tangible common stockholders' equity - Non-GAAP	13.74%	14.31%	13.11%	14.06%
Return on average tangible common stockholders' equity - Non-GAAP, adjusted for non-routine transactions	13.74%	14.31%	13.70%	14.06%